                                                               EXHIBIT 5


                                      FORM OF
                          INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made as of the ____ day of _________, 1996, by and between Connecticut Mutual Financial Services Series Fund I, Inc. on behalf of its Total Return Portfolio (the "Fund"), and OppenheimerFunds, Inc. ("OFI").

     WHEREAS, the Fund is a series of Connecticut Mutual Financial Services Series Fund I, Inc. (the "Company"), an open-end, diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "Investment Company Act"), and OFI is a registered investment adviser;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.   GENERAL PROVISION.

     The Fund hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. OFI shall, in all matters, give to the Fund and its Board of Directors the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or federal law;
     (iii) the provisions of the Company's Articles of Incorporation and By-Laws as amended from time to time; (iv) policies and determinations of the Board of Directors of the Company; (v) the fundamental policies and investment restrictions of the Fund as reflected its registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Fund's shareholders; and (vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time. The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Directors and officers of the Company with respect to any matters dealing with the busines and affairs of the Fund including the valuation of any of the Fund's portfolio securities which are either not registered for public sale or not being traded on any securities market.

2.   INVESTMENT MANAGEMENT.

     (a) OFI shall, subject to the direction and control by the Company's Board of Directors, (i) regularly provide, alone or in consultation with any subadvisor or subadvisors appointed pursuant to this Agreement and subject to the provisions of any investment subadvisory agreement respecting the responsibilities of such subadvisor or subadvisors, investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and
          (iii) arrange, subject to the provisions of paragraph "7" hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

     (b) Provided that the Fund shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph "7" hereof, OFI may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

     (c) Provided that nothing herein shall be deemed to protect OFI from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement, OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     (d) Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict OFI or any of its directors, officers or employees from buying, selling or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement and under the Investment Advisers Act of 1940.

3.   OTHER DUTIES OF OFI.

          OFI shall, at its own expense, employ, and supervise the activities of, all administrative and clerical personnel or other firms, agents or contractors, as shall be required to provide effective corporate administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required (other than those the Fund's custodian or transfer agent is contractually obligated to compile and maintain); the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to its operations for the shareholders of the Fund; composition of proxy materials for meetings of the Fund's shareholders and the composition of such registration statements as may be required by federal securities laws for continuous public sale of shares of the Fund. OFI shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

4.   ALLOCATION OF EXPENSES.

          All other costs and expenses not expressly assumed by OFI under this Agreement, or to be paid by the principal distributor of the shares of the Fund, shall be paid by the Fund, including, but not limited to: (i) interest and taxes; (ii) brokerage commissions;
          (iii) premiums for fidelity and other insurance coverage requisite to its operations; (iv) the fees and expenses of its Directors;
          (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under federal securities laws of shares of the Fund for public sale;
          (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the Fund's shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and any obligation which the Fund may have to indemnify its officers and Directors with respect thereto. Any officers or employees of OFI or any entity controlling, controlled by or under common control with OFI, who may also serve as officers, Directors or employees of the Fund shall not receive any compensation from the Fund for their services.

5.   COMPENSATION OF OFI.

          The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets value of the Fund as of the close of each business day and payable monthly at the annual rates set for the in Appendix A.

6.   USE OF NAME "OPPENHEIMER."

          OFI hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Oppenheimer" in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof. To the extent necessary to protect OFI's rights to the name "Oppenheimer" under applicable law, such license shall allow
          OFI to inspect, and subject to control by the Fund's Board of Directors, control the name and quality of services offered by the Fund under such name. Such license may, upon termination of this Agreement, be terminated by OFI, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Oppenheimer" in the name of the Fund or otherwise. The name "Oppenheimer" may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

7.   PORTFOLIO TRANSACTIONS and BROKERAGE.

     (a) OFI is authorized, in arranging the Fund's portfolio transactions, to employ or deal with such members of securities or commodities exchanges, brokers or dealers including "affiliated" broker dealers (as that term is defined in the Investment Company Act) (hereinafter "broker-dealers"), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the rovisions of subparagraph "(c)" of this paragraph "7," the enefit of such investment information or research as may be of significant assistance to the performance by OFI of its investment management functions.

     (b) OFI shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by OFI on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or ransactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

     (c) OFI shall have discretion, in the interests of the Fund, to allocate brokerage on the Funds portfolio transactions to broker-dealers
          (other than affiliated broker-dealers) qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3)of the Securities Exchange Act of 1934) for the Fund and/or other accounts for which OFI and its affiliates exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of OFI and its investment advisory affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, OFI will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, OFI shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's Directors were reasonable in relation to the benefits to the Fund.

     (d) OFI shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of Directors and the provisions of this paragraph "7."

     (e) The Fund recognizes that an affiliated broker-dealer (i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Fund; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.


     (f) Subject to the foregoing provisions of this paragraph "7," OFI may also consider sales of Fund shares and shares of the other investment companies managed by OFI or its affiliates as a factor in the selection of broker-dealers for the Fund's portfolio transactions.

8.   DURATION.

     This Agreement will take effect on the date first set forth above and will continue in effect until December 31, 1997, and thereafter, from year to year, so long as such continuance shall be approved at least annually in the manner contemplated by Section 15 of the Investment Company Act.

9.   TERMINATION.

     This Agreement may be terminated (i) by OFI at any time without penalty upon giving the Fund sixty days' written notice (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI) provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Directors of the Fund then in office or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund.

10.  ASSIGNMENT OR AMENDMENT.

     This Agreement may not be amended without the affirmative vote or written consent of the holders of the "majority" of the outstanding voting securities of the Fund and shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company Act.

11.  DISCLAIMER OF SHAREHOLDER LIABILITY.

     OFI understands that the obligations of the Fund under this Agreement are to binding upon any Director or shareholder of the Fund personally, but bind only the Fund and the Fund's property. OFI represents that it has notice of the provisions of the Company's Articles of Incorporation disclaiming shareholder liability for acts or obligations of the Fund.

12.  DEFINITIONS.

     The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.


                                       CONNECTICUT MUTUAL FINANCIAL
                                       SERVICES SERIES FUND I, INC.
                                       on behalf of Total Return Portfolio


                                       By:
                                          --------------------------------------

                                       OppenheimerFunds, Inc.


                                       By:
                                          --------------------------------------

                                     APPENDIX A


          The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:





              Net Asset Value                                   Annual Rate
              ---------------                                   -----------
              First $600,000,000                                0.625%
              Amount over $600,000,000                          0.0450%


                 SCHEDULE OF OMITTED INVESTMENT ADVISORY AGREEMENTS


              Due to the substantial similarity of the investment agreements among OppenheimerFunds, Inc. ("OFI") and the Registrant, on behalf of the respective series of the Registrant, the following form of investment advisory agreement on behalf of Total Return Portfolio and this schedule of omitted documents is filed in accordance with the requirements of Rule 8b-31 under the Investment Company Act of 1940.

              1. Investment Advisory Agreement among OFI and the Registrant, on behalf of Money Market Portfolio.

                   Advisory Fee (Appendix A):

                   The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:



                   Net Asset Value                              Annual Rate
                   ---------------                              -----------
                   First $200,000,000                           0.50%
                   Next $100,000,000                            0.45%
                   Amount over $300,000,000                     0.40%

              2. Investment Advisory Agreement among OFI and the Registrant, on behalf of Income Portfolio.

                   Advisory Fee (Appendix A):

                   The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:


                   Net Asset Value                              Annual Rate
                  ---------------                              -----------
                   First $300,000,000                           0.575%
                   Next $100,000,000                            0.500%
                   Amount over $400,000,000                     0.450%

              3. Investment Advisory Agreement among OFI and the Registrant, on behalf of Government Securities Portfolio.

                   Advisory Fee (Appendix A):

                   The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:


                   Net Asset Value                              Annual Rate
                  ---------------                              -----------
                   First $300,000,000                           0.525%
                   Next $100,000,000                            0.500%
                   Amount over $400,000,000                     0.450%

              4. Investment Advisory Agreement among OFI and the Registrant, on behalf of Growth Portfolio.

                   Advisory Fee (Appendix A):

                   The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:


                   Net Asset Value                              Annual Rate
                  ---------------                              -----------
                   First $300,000,000                           0.625%
                   Next $100,000,000                            0.500%
                   Amount over $400,000,000                     0.450%

              5. Investment Advisory Agreement among OFI and the Registrant, on behalf of LifeSpan Balanced Portfolio.

                   Advisory Fee (Appendix A):

                   The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:

                   Net Asset Value                              Annual Rate
                  ---------------                              -----------
                   First $250,000,000                           0.85%
                   Amount over $250,000,000                     0.75%


              6. Investment Advisory Agreement among OFI and the Registrant, on behalf of LifeSpan Capital Appreciation Portfolio.

                   Advisory Fee (Appendix A):

                   The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:

                   Net Asset Value                              Annual Rate
                  ---------------                              -----------
                   First $250,000,000                           0.85%
                   Amount over $250,000,000                     0.75%


              7. Investment Advisory Agreement among OFI and the Registrant, on behalf of LifeSpan Diversified Income Portfolio.

                   Advisory Fee (Appendix A):

                   The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:


                   Net Asset Value                              Annual Rate
                  ---------------                              -----------
                   First $250,000,000                           0.75%
                   Amount over $250,000,000                     0.65%


              8. Investment Advisory Agreement among OFI and the Registrant, on behalf of International Portfolio.

                   Advisory Fee (Appendix A):

                   The Fund agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:



                   Net Asset Value                              Annual Rate
                  ---------------                              -----------
                   First $250,000,000                           1.00%
                   Amount over $250,000,000                     0.90%





                                         -3-